UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement

Under

The Securities Act of 1933

Tupperware Brands Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	36-4062333
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14901 South Orange Blossom Trail Orlando, Florida	32837
(Address of Principal Executive Offices)	(Zip Code)

Tupperware Brands Corporation Director Stock Plan

(Full Title of the Plan)

Thomas M. Roehlk, Esq.

Executive Vice President, Chief Legal Officer and Secretary

Tupperware Brands Corporation

14901 South Orange Blossom Trail

Orlando, Florida 32837

(407) 826-5050

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	300,000 shares	(1)	(2)	(2)	$565.00

(1)	This registration statement also covers an additional and indeterminate number of shares of Common Stock that may be issued pursuant to the anti-dilution provisions of the Plan described herein.
(2)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system on September 8, 2006.

Part II

Information Required in the Registration Statement

This registration statement relates to the registration of an additional 300,000 shares of the common stock of Tupperware Brands Corporation, par value $.01 per share, to the Tupperware Brands Corporation Director Stock Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8, Commission File No. 333-04869, filed by the Registrant on May 31, 1996 with the Securities and Exchange Commission relating to the Plan are, except as modified or supplemented below, incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 13th day of September, 2006.

TUPPERWARE BRANDS CORPORATION

By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 13th day of September, 2006.

Name	Capacity
/s/ E.V. Goings	Chairman of the Board and Chief Executive Officer
E.V. Goings	(principal executive officer)

/s/ Michael S. Poteshman	Executive Vice President and Chief Financial Officer
Michael S. Poteshman	(principal financial officer)

/s/ Timothy A. Kulhanek	Vice President and Controller
Timothy A. Kulhanek	(principal accounting officer)

*	Director
Catherine A. Bertini

*	Director
Rita Bornstein

*	Director
Kriss Cloninger III

*	Director
Clifford J. Grum

*	Director
Joe R. Lee

*	Director
Bob Marbut

*	Director
Angel R. Martinez

*	Director
Robert J. Murray

*	Director
David R. Parker

*	Director
Joyce M. Roché

*	Director
J. Patrick Spainhour

*	Director
M. Anne Szostak

* By:	Thomas M. Roehlk, Attorney-in-Fact

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Company, filed as Exhibit 3.01 to the Company’s current report on Form 8-K, filed with the Commission on February 13, 2006 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Company as of December 5, 2005, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2005, are incorporated herein by reference.

*4.3	Tupperware Brands Corporation Director Stock Plan, as amended.

*4.4	Restricted Stock Agreement

*23	Consent of PricewaterhouseCoopers LLP.

*24	Power of Attorney from Directors

*	Filed herewith.